EXHIBIT 10.10
FOURTH AMENDMENT TO AMENDED AND
RESTATED FRANCHISEE FINANCING AGREEMENT
     This Fourth Amendment to Amended and Restated Franchisee Financing Agreement (“Amendment”) is made and entered into by and among Wells Fargo Foothill, LLC, a Delaware corporation and assignee of Wells Fargo Foothill, Inc., a California corporation (“Lender”), ColorTyme, Inc., a Texas corporation (“ColorTyme”), and Rent-A-Center East, Inc., a Delaware corporation (“RAC”).
RECITALS
     A. Lender’s predecessor-in-interest, ColorTyme and RAC entered into that certain Amended and Restated Franchisee Financing Agreement dated October 1, 2003, as amended as of December 15, 2003, as of March 1, 2004, and as of September 29, 2006 (as amended, the “Agreement”).
     B. Lender, ColorTyme and RAC desire to amend the Agreement in accordance with the terms of this Amendment.
AGREEMENT
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. All capitalized terms not defined herein shall be construed to have the meaning and definition set forth in the Agreement.
     2. Amendment. Clauses (a) and (b) of Section 2.2 of the Agreement are hereby amended in their entirety to read as follows:
          “(a) Consolidated Leverage Ratio. ColorTyme and RAC shall not permit the Consolidated Leverage Ratio (as that term is defined in the Third Amended and Restated Credit Agreement, dated as of May 28, 2003, as amended and restated as of November 15, 2006, among Rent-A-Center, Inc., as borrower, the several banks and other financial institutions or entities from time to time parties thereto, Union Bank of California, N.A., as documentation agent, Lehman Commercial Paper Inc., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent (as the same has been or may be amended, restated or modified from time to time, the “Senior Credit Agreement”)), as of the last day of any period of four (4) consecutive fiscal quarters of Rent-A-Center, Inc. ending with any fiscal quarter during any period set forth below to exceed the ratio set forth below opposite such period:

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EXHIBIT 10.10

Consolidated
Period	Leverage Ratio
December 31, 2006 through December 30, 2007	4.25 to 1.00
December 31, 2007 through December 30, 2008	3.50 to 1.00
December 31, 2008 and thereafter	3.25 to 1.00.
          “(b) Consolidated Fixed Charge Coverage Ratio. ColorTyme and RAC shall not permit the Consolidated Fixed Charge Coverage Ratio (as that term is defined in the Senior Credit Agreement), for any period of four (4) consecutive fiscal quarters of Rent-A-Center, Inc., ending on or after December 31, 2006 to be less than the ratio of 1.35 to 1.00.”
     3. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective when the Lender, ColorTyme and RAC shall have executed and delivered to each other this Amendment.
     4. Expenses. Each party hereto shall pay and be responsible for its own expenses incurred in connection with this Amendment and the transactions herein contemplated.
     5. Effect of Amendment. Except as amended hereby, the Agreement shall remain in full force and effect.
     6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA.
     7. Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
[Signature Page Follows]

EXHIBIT 10.10
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the 19th day of December, 2006.

COLORTYME, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel, Vice President

RENT-A-CENTER EAST, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel, Vice President

WELLS FARGO FOOTHILL, LLC
By:	/s/ Douglas M. Fraser
Douglas M. Fraser, Vice President

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